SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C.  20549






                                 FORM 8-K

                              CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF
                   THE SECURITIES EXCHANGE ACT OF 1934




    Date of Report (Date of earliest event reported):  July 1, 1995


            SOUTHERN NEW ENGLAND TELECOMMUNICATIONS CORPORATION
           (Exact name of registrant as specified in its charter)


       Connecticut                1-9157                   06-1157778
    (State or other             (Commission             (I.R.S. Employer
     jurisdiction of             File Number)            Identification No.)
     incorporation)


         227 Church Street, New Haven, Connecticut              06510
         (Address of principal executive offices)            (Zip Code)


    Registrant's telephone number, including area code:  (203)  771-5200


                                Not Applicable
        (Former name or former address, if changed since last report)












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Item 5. Other Events.

    On July 1, the registrant announced the completion of the acquisition of cellular properties that include all of Rhode Island and the New Bedford, Massachusetts area formerly owned by Bell Atlantic as well as the Pittsfield, Massachusetts market, 80 percent of which was owned by NYNEX, and the
16.1 percent interest that NYNEX held in a cellular partnership that serves all of Connecticut and the Springfield, Massachusetts area. The registrant also reached an agreement with the Richmond Telephone Company to purchase the remaining 20 percent of the Pittsfield market.

    The acquisition adds approximately 2.3 million people - or POPS - to the registrant's cellular service area for a combined market covering a population of over 5.5 million POPS, and increases the population of the territory served by the registrant's cellular business by 70 percent.

    The acquisition of the properties for approximately $450 million in cash was financed with short-term debt which the registrant intends to replace with medium-term debt.

    The news release announcing the completion of the acquisition is filed as an exhibit hereto and is incorporated herein by reference.


Item 7. Financial Statements, Pro forma Financial
         Information and Exhibits.

    Ex. 20  News release issued July 1, 1995.

























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                                SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                          SOUTHERN NEW ENGLAND
                                          TELECOMMUNICATIONS CORPORATION



Dated: July 5, 1995                   By:   /s/ Madelyn M. DeMatteo
                                                Madelyn M. DeMatteo
                                                     Secretary




































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           SOUTHERN NEW ENGLAND TELECOMMUNICATIONS CORPORATION

                                 FORM 8-K

                              EXHIBIT INDEX




     Exhibit
     Number

       20   News release issued July 1, 1995.